UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

Senomyx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)	Identification No.)

11099 North Torrey Pines Road
La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

In March 2000, we entered into a license agreement with The Regents of the University of California under which we obtained exclusive rights to certain technologies held by the University of California that are involved in the biology of taste, including specified receptors in two taste receptor families, T1Rs, and T2Rs.  On October 11, 2006, we entered into an amended and restated license agreement to include certain additional related technologies.

The amended and restated license agreement calls for annual maintenance fees and royalties on sales of any products developed using the technologies licensed under the agreement.  Royalties will accrue in each country for as long as there exists a valid patent claim covering a product developed under the agreement.  The agreement will remain in effect until the expiration of the last to expire patent licensed under the agreement.

We intend to file the amended and restated license agreement with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the amendment at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.
	By:	/s/ HARRY LEONHARDT
Harry Leonhardt Senior Vice President, General Counsel and Corporate Secretary
Date: October 13, 2006